Exhibit 32.1

Certification of CEO and CFO

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Neovasc Inc. (the "Issuer") on Form 40-F for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Alexei Marko, as Chief Executive Officer of the Issuer, and Chris Clark, as Chief Financial Officer of the Issuer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

/s/ Alexei Marko
By:	Alexei Marko
Title:	Chief Executive Officer
Dated:	March 29, 2016

/s/ Chris Clark
By:	Chris Clark
Title:	Chief Financial Officer
Dated:	March 29, 2016

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Issuer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.